PENN OCTANE CORPORATION

                                 PRESS RELEASE

FEBRUARY  4,  1997

FOR  RELEASE:  IMMEDIATELY

CONTACT:       IAN  T.  BOTHWELL  -  CHIEF  FINANCIAL  OFFICER
               (713) 952-5703


 PENN OCTANE CORPORATION ANNOUNCES AGREEMENT TO SUPPLY CNG BUSES AND REFUELING
                                   STATIONS


     ON JANUARY 30, 1997, PENN OCTANE CORPORATION (NASDAQ:POCC) AND SERVICIOS METROPOLITANOS DE TRANSPORTE 17 DE MARZO, S.A. DE C.V., AUTOTRANSPORTES URBANOS SIGLO NUEVO, S.A. DE C.V. AND SISTEMA DE TRANSPORTES EN TAXIS, S.A. DE C.V. ("SERVICIOS"), PRIVATE OWNERS OF PUBLIC TRANSPORTATION COMPANIES IN MEXICO CITY, ENTERED INTO AN AGREEMENT WHEREBY SERVICOS WILL PUT INTO SERVICE UP TO 1,500 NEW BUSES AND (WITH AN APPROXIMATE PURCHASE PRICE OF UP TO $90 MILLION) AND UP TO 1,000 CONVERTED TAXIS FOR EXCLUSIVE USE OF COMPRESSED NATURAL GAS ("CNG") AT CNG STATIONS TO BE OWNED AND OPERATED BY PENN OCTANE CORPORATION. THE AGREEMENT IS SUBJECT TO A NUMBER OF CONDITIONS INCLUDING FINANCING ARRANGEMENTS SATISFACTORY TO SERVICIOS AND THE FINANCING AND CONSTRUCTION OF A MINIMUM OF FOUR CNG STATIONS BY PENN OCTANE.

     THE BUSES WILL BE PURCHASED THROUGH THE RECENTLY ANNOUNCED DINA DEALERSHIP ACQUIRED BY PENN OCTANE, AND THE COMPANY WILL BE ENTITLED TO A REASONABLE DEALER'S COMMISSION BASED ON THE PURCHASE PRICE, AND THE TAXIS ARE EXPECTED TO BE CONVERTED FROM GASOLINE TO CNG USE BY PENN OCTANE. IN
ADDITION, UNDER THE AGREEMENT, SERVICIOS HAS ENTERED INTO A LONG TERM FUEL PURCHASE COMMITMENT PURSUANT TO WHICH ITS VEHICLE WILL USE CNG PURCHASED FROM STATIONS OWNED BY PENN OCTANE.

     THIS AGREEMENT FOLLOWS PENN OCTANE CORPORATION'S EARLIER ANNOUNCEMENTS REGARDING ITS ENTRY INTO A LETTER OF COMMITMENT TO ACQUIRE A MAJORITY OF THE ASSETS OF WILSON TECHNOLOGIES INC., A COMPANY ENGAGED IN THE DESIGN, INSTALLATION, SERVICE AND MAINTENANCE OF COMPRESSED NATURAL GAS REFUELING
STATIONS  AND  RELATED  PRODUCTS.

     THE AFOREMENTIONED ARRANGEMENTS REPRESENT THE MOST RECENT STEPS IN PENN OCTANE'S PREVIOUSLY ANNOUNCED PLANS AIMED AT IMPLEMENTING A COMPRESSED NATURAL GAS FUELING BUSINESS IN THE UNITED STATES, MEXICO AND OTHER COUNTRIES AND THE EXPANSION OF THE COMPANY INTO RELATED BUSINESSES, INCLUDING THE CONVERSION OF EXISTING GASOLINE AND DIESEL VEHICLES TO COMPRESSED NATURAL GAS.

     COMPRESSED NATURAL GAS IS AN EFFICIENT, LESS EXPENSIVE ALTERNATIVE FUEL USED THROUGHOUT THE WORLD IN CONNECTION WITH REDUCING DANGEROUS AIR POLLUTION LEVELS FOUND IN MAJOR CITIES. THE PLANNED EXPANSION OF THIS PROGRAM INTO MEXICO WILL REPRESENT THE FIRST MASS PUBLIC USE OF ALTERNATIVE FUELS IN MEXICO CITY.

     PENN OCTANE CORPORATION ALSO OPERATES A LIQUEFIED PETROLEUM GAS PIPELINE IN SOUTH TEXAS AND A LPG TERMINAL IN THE PORT OF BROWNSVILLE, TEXAS.